UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K
___________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2018
__________________
 Saul Centers, Inc.
(Exact name of registrant as specified in its charter)
__________________

Maryland	1-12254	52-1833074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7501 Wisconsin Avenue, Suite 1500 E, Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

(301) 986-6200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 23, 2018, Mr. Earl A. Powell III was appointed to the Board of Directors of Saul Centers, Inc. (the “Company”). Mr. Powell is not currently expected to be named to any committees of the Board of Directors. There have been no transactions, either since the beginning of the Company’s last fiscal year or that are currently proposed, regarding Mr. Powell that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Powell has served as: Director of the National Gallery of Art since 1992, Director of ASB Capital Management, LLC and Chevy Chase Trust Company, Director of the Los Angeles County Museum of Art from 1980 through 1992, Curator at the National Gallery of Art from 1976 through 1980, Assistant Professor of Art History at the University of Texas from 1974 through 1976. He currently serves as: Chairman of the U.S. Commission of Fine Arts, Trustee of the American Federation of the Arts, the Morris and Gwendolyn Cafritz Foundation, the John F. Kennedy Center for the Performing Arts, the Norton Simon Museum, the National Trust for Historic Preservation and the White House Historical Association. Mr. Powell served as an officer in the U. S. Navy from 1966 to 1969.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAUL CENTERS, INC.

By:	/s/ Scott V. Schneider
Scott V. Schneider
Senior Vice President and Chief Financial Officer
Dated: March 23, 2018